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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE:                               CONTACT:

CompX International Inc.                             David A. Bowers
5430 LBJ Freeway, Suite 1700                         President & CEO
Dallas, Texas 75240                                  Tel. 864-286-1122

                    COMPX REPORTS FIRST QUARTER 2006 RESULTS

Dallas, TEXAS ... May 4, 2006 ... CompX International Inc. (NYSE: CIX) announced today sales of $47.0 million for the first quarter of 2006 compared to $46.8 million in the same period of 2005. Operating income was $4.8 million in the first quarter of 2006 compared to $4.1 million in the same period of 2005. Net sales comparisons were positively impacted by additional sales volume resulting from the acquisition of a small components business in August 2005 and volume increases within security products which were partially offset by sales decreases in furniture components. Operating income comparisons were primarily impacted by the small acquisition referred to above, a more favorable product mix and continued benefit of cost improvement initiatives. Earnings per share from continuing operations for the first quarter of 2006 was $0.16 compared to $0.14 in the same period of 2005.

"Our ongoing efforts focusing on replacing sales of low margin, commodity type products with sales of higher margin feature-oriented products contributed to our gross margin improvement from 22% in the first quarter of 2005 to 25% in the first quarter of 2006," commented David A. Bowers, President & CEO. "While we expect to experience continued competitive challenges, especially considering the volatility of increasing raw material costs, we will continue our efforts in areas where we have been successful historically including improving operational efficiencies and developing value-added solutions for our customers."

CompX is a leading manufacturer of security products and furniture components. It operates from eight locations in the U.S., Canada and Taiwan and employs more than 1,200 people.

Statements in this release relating to matters that are not historical facts are forward-looking statements based upon management's belief and assumptions using currently available information. Although CompX believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements, by their nature, involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, CompX continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially include, but are not limited to, general economic and political conditions, demand for office furniture, service industry employment levels, competitive products and prices, fluctuations in currency exchange rates, the introduction of trade barriers, potential difficulties in integrating completed acquisitions, the timing and amount of future cost savings from restructuring actions, the ability to sustain or increase operating income improvement resulting from cost control initiatives, uncertainties associated with new product development and other risks and uncertainties detailed in CompX's Securities and Exchange Commission filings. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecast or expected. CompX disclaims any intention or obligation to publicly update or revise such statements whether as a result of new information, future events or otherwise.

                                    * * * * *

COMPX INTERNATIONAL INC.
SUMMARY OF CONSOLIDATED OPERATIONS
(In millions, except per share amounts)
(Unaudited)


                                                        Three months ended
                                                             March 31,
                                                    --------------------------
                                                     2005               2006



Net sales                                           $  46.8            $  47.0

Cost of goods sold                                     36.5               35.4
                                                    -------            -------

Gross margin                                           10.3               11.6

Selling, general and administrative                     6.1                6.7

Other operating expense                                  .1                0.1
                                                    -------            -------

Operating income                                        4.1                4.8

Interest expense                                        -                 (0.1)

Other general corporate income                          0.2                0.4
                                                    -------            -------

Income from continuing operations
     before income taxes                                4.3                5.1

Income tax expense                                      2.1                2.6
                                                    -------            -------

Income from continuing operations                       2.2                2.5

Discontinued operations, net of tax                    (0.5)               -
                                                    -------            -------

Net income                                          $  1. 7            $   2.5
                                                    =======            =======

Net income per diluted common share

      Continuing operations                         $   0.14           $  0.16

      Discontinued operations                          (0.03)              -
                                                    --------           -------

                                                    $   0.11           $  0.16
                                                    ========           =======

Weighted average diluted common
  shares outstanding                                   15. 2              15.2
                                                    ========           =======

COMPX INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)


                                                            December 31,          March 31,
                                                                2005                2006
                                                         -----------------     --------------
                                                                                (Unaudited)



                        Assets

Current assets:

   Cash and equivalents                                     $      30.6          $      28.5

   Accounts receivable, net                                        20.6                 22.7

   Inventories                                                     22.5                 22.0

   Prepaid expenses and other                                       4.5                  4.1

   Note receivable                                                  2.6                  2.6
                                                            -----------          -----------

       Total current assets                                        80.8                 79.9

Intangibles                                                        38.0                 38.0

Net property and equipment                                         68.0                 68.1

Other assets                                                        1.8                  1.9
                                                            -----------          -----------

         Total assets                                       $     188.6          $     187.9
                                                            ===========          ===========

         Liabilities and Stockholders' Equity

Current liabilities:

   Accounts payable and accrued liabilities                 $      19.2          $      17.3

   Income taxes                                                     1.1                  2.3
                                                            -----------          -----------

       Total current liabilities                                   20.3                 19.6

Long-term debt                                                      1.5                  -

Deferred income taxes                                              16.7                 17.4

Stockholders' equity                                              150.1                150.9
                                                            -----------          -----------

         Total liabilities and stockholders' equity         $     188.6          $     187.9
                                                            ===========          ===========